UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2020

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRML	The Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

On March 11, 2020,  Vermillion, Inc., a Delaware corporation (“Vermillion”), its wholly-owned subsidiary, ASPiRA LABS, Inc., a Delaware corporation  (together with Vermillion, the “Company”), and Quest Diagnostics Incorporated, a Delaware corporation (“Quest”), entered into an Amendment No. 4  to Testing and Services Agreement (the “Amendment”). The Amendment amends that certain Testing and Services Agreement, dated as of March 11, 2015 (as previously amended as of April 10, 2015, March 11, 2017 and March 1, 2018 (the “TSA”). The purpose of the Amendment was to extend the term of the TSA from March 11, 2019 to March 11, 2023.

In addition, pursuant to the Amendment, the Company has agreed to pay an annual fee of $75,000 for the services of a part-time Quest project manager to provide certain services to resolve issues arising from Quest’s performance of services and with respect to OVA1 and Overa specimens sourced to Quest’s testing lab through its Patient Service Centers and its In-office Phlebotomists (as each is defined in the TSA).  The fee is payable in four equal quarterly installments.

The foregoing description is qualified in its entirety by reference to the entire Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit No.	Description

10.1	Amendment No. 4 to Testing and Services Agreement, executed as of March 11, 2020 by and among Vermillion, Inc., ASPiRA LABS, Inc. and Quest Diagnostics Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: March 17, 2018	By:	/s/ Robert Beechey
Robert Beechey
Chief Financial Officer